AMENDMENT NO. 3 TO
SECOND AMENDED & RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 3 to Second Amended & Restated Executive Employment Agreement, dated as of September 6, 2023 (the "***Third Amendment***"), between The Arena Group Holdings, Inc., a Delaware Corporation ("Company"), and Ross Levinsohn (the "***Executive***" and, together with the Company, the "***Parties***" and each, a "***Party***").

WHEREAS, the Parties have entered into a Second Amended & Restated Executive Employment Agreement dated as of August 26, 2020 (the "***Existing Agreement***").

WHEREAS, the Parties have entered into Amendment No. 1 to the Second Amended & Restated Executive Employment Agreement dated as of December 22, 2021 (the "***First Amendment***").

WHEREAS, the Parties have entered into Amendment No. 2 to the Second Amended & Restated Executive Employment Agreement dated as of November 23, 2022 (the "***Second Amendment***").

WHEREAS, the Parties desire to further amend the Existing Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Third Amendment have the respective meanings assigned to them in the Existing Agreement.

2. Section 1.3(c)(ii) of the Existing Agreement is hereby removed in its entirety and replaced with the following new Section 1.3(c)(ii):

> In addition, the Executive shall be entitled: (A) if no Change in Control has occurred, to receive the greater of salary continuation through December 31, 2026 or 12 consecutive months of salary continuation and to reimbursement on a month-to-month basis of continued health insurance under the Consolidated Omnibus Reconciliation Act of 1985 for no fewer than 18 months ("***COBRA Costs***"); or (B) if a Change in Control has occurred, to receive the greater of salary continuation through December 31, 2026 or 36 consecutive months of salary continuation ("***Post Change in Control Severance***") and to the COBRA Costs; or (C) if a Change in Control has occurred and if the Executive's employment is terminated by Executive for Good Reason specifically on the grounds of a Change in Control, the Post Change in Control Severance and COBRA Costs shall be accelerated and due and payable to the Executive in full no later than 10 days following the consummation of the transaction constituting the Change in Control.

3. Date of Effectiveness; Limited Effect. This Third Amendment will be deemed effective as of the date first written above (the "***Effective Date***"). Except as expressly provided in this Third Amendment, all of the terms and provisions of the Existing Agreement (as modified by the First Amendment and Second Amendment) are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Existing Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein," or words of like import will mean and be a reference to the Existing Agreement as modified by this Third Amendment.

4. Miscellaneous.

(a) Thie Third Amendment is governed by and construed in accordance with the laws of the State of California, without regard to the conflict of laws provision of such State.

(b) This Third Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

(c) The headings in this Third Amendment are for reference only and do not affect the interpretation of this Third Amendment.

(d) This Third Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Third Amendment electronically or by facsmile shall be effective as delivery of an original executed counterpart of this Third Amendment.

(e) This Third Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

(f) Each Party shall pay its own costs and expenses in connection with this Third Amendment (including the fees and expenses of its advisors, accountants, and legal counsel).

[Signature page on next page]

IN WITNESS WHEREOF, the Parties have executed this Third Amendment as of the date first written above.

ROSS LEVINSOHN

DocuSigned by:

By: Ross Levinsohn Date: 9/7/2023

EA60DD643B07495

Ross Levinsohn

THE ARENA GROUP HOLDINGS, INC.

DocuSigned by:

By: Andrew Q Kraft Date: 9/7/2023

CB01A250F7C9406

Name: Andrew Q Kraft

Title: Chief Operating Officer